UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2010

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33456	20-1198142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People's Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2010, Orsus Xelent Technologies, Inc. (the “Company”) received a letter from NYSE Amex LLC (the “Exchange”) indicating that, due to its low selling price, the Company's common stock may not be suitable for auction market trading. The Exchange also notified the Company, in accordance with Section 1003(f)(v) of the Exchange’s Company Guide, that it  deems it  appropriate under the circumstances for the Company to effect a reverse stock split to address its low selling price. If the Company fails to affect the reverse split or other action to address its low selling price within a reasonable time after receiving the letter, the Exchange may consider suspending dealings in, or removing from the list, the Company's common stock. In that event, the Company would become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the Exchange initiating delisting proceedings.

The Company intends to comply with the letter and will timely submit a plan of compliance to the Exchange which may include a reverse stock split.

7.01                 Regulation FD Disclosure

On October 12, 2010, the Company issued a press release with respect to the notification.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits

99.1           Press Release of Orsus Xelent Technologies, Inc., dated October 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2010

ORSUS XELENT TECHNOLOGIES, INC.

By:	/s/ Hua Chen
Name: Hua Chen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Orsus Xelent Technologies, Inc., dated October 12, 2010